Exhibit 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
DRS Technologies, Inc.:

We consent to the use of our reports incorporated by reference in the Registration Statement (No. 333-69751) and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.


                                                        KMPG LLP


Short Hills, New Jersey
February 18, 1999